UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33301	20-8370041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin		53717-1954
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 824-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
Amended and Restated 2016 Equity Incentive Plan

At the Annual Meeting of Stockholders of Accuray Incorporated (the “Company”) held on November 21, 2024 (the “2024 Annual Meeting”), the Company’s stockholders approved amending and restating the Company’s 2016 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 5,000,000 shares. A description of the Amended and Restated 2016 Equity Incentive Plan is set forth in the Company’s definitive proxy statement on Form 14A filed with the United States Securities and Exchange Commission on October 4, 2024 and is qualified in its entirety by reference to the full text of the Amended and Restated 2016 Equity Incentive Plan, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

(b)
Amended and Restated 2007 Employee Stock Purchase Plan

At the 2024 Annual Meeting, the Company’s stockholders also approved amending and restating the Company’s Amended and Restated 2007 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock that may be issued thereunder by 2,500,000 shares. A description of the Amended and Restated 2007 Employee Stock Purchase Plan is set forth in the 2024 Proxy Statement and is qualified in its entirety by reference to the full text of the Amended and Restated 2007 Employee Stock Purchase Plan, a copy of which is being filed as Exhibit 10.2 to this Form 8-K.

(c)
Appointment of Principal Accounting Officer

On November 21, 2024, the Company’s Board of Directors appointed Michael Murphy, 45, as the Company’s principal accounting officer, effective December 2, 2024. Mr. Murphy joined the Company in October 2024 as Vice President, Corporate Controller. Previously, from February 2024 to October 2024, he served as Vice President, Chief Accounting Officer and Treasury at Duluth Trading Company, an American workwear and accessories company, where he also served as Interim Chief Financial Officer, Vice President and Chief Accounting Officer from September 2023 to February 2024, Vice President and Chief Accounting Officer from September 2019 to August 2023 and Corporate Controller from December 2018 to September 2019. Prior to that, he served as Chief Accounting Officer at First Business Financial Services, Inc., a financial services company, from September 2015 to December 2018. Mr. Murphy began his career at KPMG LLP. Mr. Murphy received a Bachelor of Business Administration, Accounting and Finance as well as a Master of Accountancy, both from the University of Wisconsin-Madison.

In connection with his appointment, Mr. Murphy will enter into the Company's standard indemnification agreement. Mr. Murphy will not receive any additional compensation in connection with her appointment. Mr. Murphy has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) and 404(a) of Regulation S-K in connection with her appointment.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting, the Company’s stockholders voted on five proposals as set forth below. The following is a brief description of each proposal submitted to a vote at the 2024 Annual Meeting, as well as the number of votes cast for and against, the number of abstentions, and the number of broker non-votes with respect to each proposal.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a Class III director of the Company to hold office until the Company’s 2027 Annual Meeting of Stockholders or until his or her successor is duly elected or appointed.

Nominee	For	Against	Abstain	Broker Non-Votes
James M. Hindman	48,004,871	6,794,026	94,739	23,800,193
Suzanne Winter	48,484,848	3,015,001	3,393,787	23,800,193

Proposal No. 2: Approval of Amendment to the Company’s 2016 Equity Incentive Plan

The stockholders approved the Company’s Amended and Restated 2016 Equity Incentive Plan, with 48,115,913 shares in favor, 6,656,453 shares against, 121,270 shares abstaining and 23,800,193 broker non-votes.

Proposal No. 3: Approval of Amendment to the Company’s 2007 Employee Stock Purchase Plan

The stockholders approved the Company’s Amended and Restated 2007 Employee Stock Purchase Plan, with 50,239,197 shares in favor, 4,541,642 shares against, 112,797 shares abstaining and 23,800,193 broker non-votes.

Proposal No. 4: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The stockholders cast an advisory vote to approve the compensation of the Company’s named executive officers as follows: 50,868,587 shares in favor, 3,697,761 shares against, 327,288 shares abstaining and 23,800,193 broker non-votes.

Proposal No. 5: Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025, with 76,205,166 shares in favor, 2,271,887 shares against, 216,776 shares abstaining and no broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Accuray Incorporated Amended and Restated 2016 Equity Incentive Plan and forms of award agreements thereunder

10.2 Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 25, 2024	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, Chief Legal Officer & Corporate Secretary